EXHIBIT 99.3

               Letter to Participants in the Plan.

                       November 3, 1997

Dear Shareholder:

     I am pleased to announce that your Board of Directors has declared a $.19 per share quarterly cash dividend payable Monday, November 24, 1997, to shareholders of record Wednesday, November
5, 1997.

     I am also pleased to inform you that the Board of Directors has amended the Corporation's Dividend Reinvestment Plan ("Plan") to authorize the issuance and registration under the Securities Act of 1933, as amended, of 200,000 shares of the Corporation's common stock. As you know, the Plan is designed to allow you to use your cash dividends to purchase additional shares of the Corporation's common stock and permits you to purchase additional shares, within certain limits, if you so desire, by submitting voluntary cash payments in conjunction with each dividend payment date. We are enclosing a prospectus containing additional descriptive information concerning the Plan, as revised.

     In addition and effective November 1, 1997, the Corporation has engaged Norwest Bank Minnesota, National Association ("Norwest") as transfer agent, registrar, dividend disbursing agent, and dividend reinvestment plan administrator for the Corporation's common stock, and as such, Norwest will administer, among other things, the Plan. You do not need to take any action as a result of this change.

     Norwest was chosen for their responsiveness to stockholders and attention to detail. Norwest will continue to provide you with the same high level of service that you received from Mid
Penn Bancorp, Inc. Norwest representatives will be available to assist you at the following telephone number between 8:30 a.m.
and 8:00 p.m., eastern time, Monday through Friday: 1-800-468-9716.

     If you wish to submit a voluntary cash payment to the Plan, please complete the enclosed Authorization Form and return the Form with your check prior to November 24, 1997. This Authorization Form is for this dividend payment only. In the future, a payment form will accompany your statement of account.

     We appreciate your continued ownership of the Corporation's common stock. Please write or telephone Kevin W. Laudenslager or me with any questions that you have with respect to the Plan or otherwise.


                            Sincerely,


                            /s/ Eugene F.  Shaffer
                            ----------------------
                            Eugene F.  Shaffer
                            Chairman, President & CEO
Enclosures

     DIVIDEND  REINVESTMENT  PLAN  AUTHORIZATION  FORM

I hereby appoint Norwest Bank Minnesota, N.A. (Norwest) as my agent, under the terms and conditions of the Dividend Reinvestment Plan and authorize Norwest, as such agent, to receive dividends on my shares of stock as indicated below and any voluntary cash payments I may hereafter choose to send or have automatically withdrawn from my account, and to apply such amounts to the purchase of Mid Penn Bancorp, Inc. common stock as provided in the Plan.

[ ] I enclose a voluntary cash       [ ] I authorize Norwest to
    contribution to be invested in       withdraw $_________ from
    Common Stock in accordance with      my Mid Penn Bank
    the Plan.                            checking/savings account
                                         #____________
                                         for the November 24,
                                         1997 dividend.

Amount enclosed: $________________
Minimum amount: $100.00
Maximum amount: $5,000.00


THIS IS NOT A PROXY.

I acknowledge receipt of the Dividend Reinvestment Plan of Mid
Penn Bancorp, Inc. and agree to the terms and conditions as stated therein. I understand that I may withdraw from the Plan at any time by giving written notice to Norwest.


All persons whose names appear on the stock must sign this Authorization Form.

__________________________            __________________________
   Shareholder Signature                Shareholder Signature

__________________________
  Social Security Number


Date____________________________   Telephone Number( )___________

COMPLETE THIS FORM ONLY IF YOU ARE MAKING A VOLUNTARY CASH
CONTRIBUTION FOR THE NOVEMBER 24, 1997 DIVIDEND.  RETURN FORM AND
CHECK, IF APPLICABLE, TO:

     NORWEST BANK MINNESOTA, N.A.
     SHAREOWNER SERVICES
     161 NORTH CONCORD EXCHANGE STREET
     SOUTH ST.  PAUL, MN 55075-1139